Exhibit 10.2

Execution Version

AMENDMENT NO. 2 TO

SUBSCRIPTION AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Subscription Agreement, dated October 4, 2023, as amended on February 28, 2024 (such amendment, “Amendment No. 1” and collectively, the “Subscription Agreement”), by and between Golden Arrow Merger Corp., a Delaware corporation (the “Company”), and the undersigned subscriber (the “Subscriber”), is made and entered into as of June 10, 2024 by and among the Company and the Subscriber. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subscription Agreement.

RECITALS

WHEREAS, the Company previously entered into a Business Combination Agreement, dated as of October 4, 2023, with Bolt Threads, Inc., a Delaware corporation (“Bolt”), and the other parties thereto, providing for the acquisition of Bolt (the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, the Company and the Subscriber previously entered into the Subscription Agreement (the “Parties”);

WHEREAS, substantially concurrently with the execution of this Amendment, Bolt, the Subscriber, the Other Purchasers and certain other Lenders (as defined in the Note Purchase Agreement) are entering into a letter agreement to, among other things, amend the Note Purchase Agreement (as amended, the “Note Purchase Agreement”), dated on or about October 4, 2023, by and between Bolt, the Subscriber and the other parties thereto, in connection with the issuance of the Bridge III Notes (as defined below);

WHEREAS, substantially concurrently with the execution of this Amendment, the Subscriber has been provided the opportunity to purchase an unsecured promissory note (the “Bridge III Note”) from Bolt pursuant to Section 3.3 of the Note Purchase Agreement;

WHEREAS, the Parties desire to amend the Subscription Agreement to reduce the Purchase Price payable by the Subscriber at Closing under the Subscription Agreement by an amount equal to the purchase price paid by the Subscriber for the Bridge III Note, if any, with a corresponding reduction in the number of Subscribed Shares to be purchased by the Subscriber under the Subscription Agreement;

WHEREAS, if the Subscriber does not purchase a Bridge III Note, such Subscriber’s Purchase Price payable by the Subscriber at Closing and number of Subscribed Shares shall remain unchanged;

WHEREAS, substantially concurrently with the execution of this Amendment, (i) the Company is entering into amendments to the subscription agreements (the “Other Amendments”) substantially similar to this Amendment with certain other investors (the “Other Subscribers”) and (ii) certain other investors (the “Other Purchasers”) are purchasing unsecured promissory notes from Bolt pursuant to Section 3.3 of the Note Purchase Agreement (such notes, together with the Bridge III Note, if any, the “Bridge III Notes”, and the aggregate gross proceeds thereof to Bolt, the “Bridge III Note Proceeds”);

WHEREAS, the Parties desire to amend the Subscription Agreement to clarify that the Bridge III Note Proceeds will count towards the condition in Section 2(e)(v) of the Subscription Agreement that certain specified proceeds to be received by the Company at or prior to the Closing shall be no less than $32,000,000 in the aggregate;

WHEREAS, the Parties desire to further amend the Subscription Agreement to extend the outside date of the Subscription Agreement to September 16, 2024;

WHEREAS, the parties to the Transaction Agreement have entered or are substantially concurrently entering into an amendment to the Transaction Agreement to extend the Outside Date (as defined therein) to September 16, 2024; and

WHEREAS, Section 10(j) of the Subscription Agreement provides that the Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the Parties and Bolt.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Agreement

1. Amendment to the Subscription Agreement.

(a)	The definition of “Purchase Price” for purposes of this Amendment and the Subscription Agreement shall be equal to (i) the Purchase Price, as set forth in the Subscription Agreement minus (ii) the principal amount of Bridge III Notes purchased by the Subscriber, if any. The definition of “Subscribed Shares” for purposes of this Amendment and the Subscription Agreement shall be equal to (x) the Purchase Price (as revised pursuant to the preceding sentence) divided by (y) $10.00, rounded down to the nearest whole share.

(b)	The definition of “Note Purchase Agreement” for purposes of Section 1 of this Amendment and the Subscription Agreement shall be the Note Purchase Agreement, as amended;

(c)	Section 2(e)(v) of the Subscription Agreement is hereby deleted and replaced with the following:

“the Financing Proceeds, the aggregate gross proceeds to Bolt from the February Notes purchased pursuant to the Note Purchase Agreement, the aggregate gross proceeds to Bolt from the Bridge III Notes purchased pursuant to the Note Purchase Agreement and the amount in the Company’s trust fund established by the Company for the benefit of its public stockholders maintained in a trust account at JP Morgan Chase Bank, N.A., in each case, to be received by the Company at or prior to the Closing shall be no less than $32,000,000 in the aggregate, less any amounts that the Company is entitled to withdraw from the Trust Account (as defined in Section 7) to pay tax obligations owed by the Company as of the Closing Date in excess of $140,000 in the aggregate.”

(d)	Section 6 of the Subscription Agreement is hereby deleted and replaced with the following:

“Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement; (c) if, on the Closing Date, any of the conditions to the Closing set forth in Section 2 are not satisfied or waived and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing; and (d) the failure of the Closing to occur on or prior to September 16, 2024; provided, that nothing herein will relieve any party from liability for any willful breach hereto prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof. Upon the termination of this Subscription Agreement in accordance with this Section 6, any monies paid by the Subscriber to the Company in connection herewith shall be promptly (and in any event within one Business Day after such termination) returned to the Subscriber.”

2. Effect of Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Subscription Agreement or any rights or obligations of any party under or in respect of the Subscription Agreement. Except as modified by this Amendment, the Subscription Agreement and Amendment No. 1 shall each continue in full force and effect. Upon the execution of this Amendment by the Parties and Bolt, each reference in the Subscription Agreement to “this Agreement” or the words “hereunder,” “hereof,” “herein” or words of similar effect referring to the Subscription Agreement shall mean and be a reference to the Subscription Agreement as amended by this Amendment, and a reference to the Subscription Agreement in any other instrument or document shall be deemed a reference to the Subscription Agreement as amended by this Amendment. This Amendment shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Subscription Agreement, as amended by this Amendment.

3. General. Section 10 of the Subscription Agreement shall apply to this Amendment mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

GOLDEN ARROW MERGER CORP.

By
Name:	[ ● ]
Title:	[ ● ]

[SUBSCRIBER]

By
Name:	[ ● ]
Title:	[ ● ]

Acknowledged and Agreed by:

BOLT THREADS, INC.

By
Name:	[ ● ]
Title:	[ ● ]